UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2004

SMTEK INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-08101	33-0213512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Science Drive Moorpark, California		93021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:           (805) 532-2800

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Item 1.02.                  Termination of a Material Definitive Agreement

On August 27, 2004, Edward Smith, the Company’s Chief Executive Officer and President, resigned from his executive officer positions effective September 20, 2004.  Mr. Smith will continue as a member of the Board of Directors.  As a result of Mr. Smith’s resignation, Mr. Smith’s Employment Agreement will also terminate as of September 20, 2004.  Under Mr. Smith’s Employment Agreement, which was dated effective July 1, 2004, Mr. Smith received an annual salary of $250,000 and annual bonus at the discretion of the compensation committee of the board of directors.

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 27, 2004, Edward Smith, the Company’s Chief Executive Officer and President, resigned from his executive officer positions effective September 20, 2004.  As a result, Mr. Smith’s Employment Agreement will also terminate as of September 20, 2004.  Mr. Smith will continue as a member of the Board of Directors.  SMTEK’s board of directors has designated Kirk Waldron, currently the Company’s Senior Vice President and Chief Financial Officer, as interim President.

Item 7.01.                  Regulation FD Disclosure.

On August 31, 2004, SMTEK International, Inc. issued a press release to report the resignation of its Chief Executive Officer and President and the appointment of an interim President.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.                  Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release of SMTEK International, Inc. dated August 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 1, 2004

SMTEK INTERNATIONAL, INC.

By:	/s/ Kirk A. Waldron
Name:	Kirk A. Waldron
Its:	Senior Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of SMTEK International, Inc. dated August 31, 2004.